Exhibit 99.1

Verano Accelerates Florida Retail Footprint Expansion with the Opening of MÜV Port Charlotte, the Company’s 53rd Florida Location

●	MÜV Port Charlotte is the sixth MÜV dispensary to open since late June, underscoring the Company’s ongoing Florida retail expansion efforts
●	MÜV Port Charlotte is located at 22627 Bayshore Road, conveniently situated off Florida’s Tamiami Trail, a busy thoroughfare that sees average daily traffic of 43,500[1] vehicles
●	Verano’s active operations span 13 states, comprised of 107 dispensaries and 13 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, July 28, 2022 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the opening of MÜV Port Charlotte on Friday, July 29, the Company’s 53rd Florida dispensary and 107th nationwide. MÜV Port Charlotte, located at 22627 Bayshore Road, is open Monday through Saturday from 9 a.m. to 7 p.m. and Sunday from 11 a.m. to 5 p.m., local time.

Charlotte County, part of the Punta Gorda Metropolitan Statistic Area, was among Florida’s top five counties for population growth from 2020 to 2021, with an increase of 3.7 percent2.

“We are excited to open our second location in the booming Port Charlotte area, where we’ll have the opportunity to expand patient access to our suite of premium cannabis products,” said John Tipton, President of Verano. “Our rapidly-expanding Florida retail footprint demonstrates our continued growth and investment in the market, and we’re thrilled to welcome new team members and area patients to experience MÜV Port Charlotte’s hospitality and patient-centric service.”

As a demonstration of their commitment to provide a convenient and reliable experience for Florida patients, MÜV dispensaries feature online menus for effortless browsing of their extensive, award-winning product selection, including the Company’s signature Verano Reserve flower line. For additional convenience and accessibility, patients can choose to order ahead at muvfl.com or through the MÜV mobile application available in the Google Play and Apple App stores for express in-store pickup.

MÜV offers one-on-one virtual and in-store consultations at no cost to the patient. MÜV’s comprehensive product selection includes edibles, chocolates and lozenges, flower, pre-rolls, an array of vaporizer pens, concentrates, metered-dose inhalers, topicals and oral sprays; along with patented encapsulation formulations in its EnCaps™ capsules, tinctures, 72-hour transdermal patches and transdermal gels.

For more information about MÜV Port Charlotte medical cannabis dispensary, visit muvfl.com.

1 Florida Department of Transportation

2 United States Census Bureau

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, and MÜV™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 13 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult-use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Director, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. The forward-looking statements contained herein include, but are not limited to, statements or information with respect to the Company’s proposed restatement of the Prior Period Financials. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors discussed in the Company’s Form 10 filed on EDGAR at www.sec.gov. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements

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